SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  _____________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) September 26, 1997


                        General DataComm Industries, Inc.
               (Exact Name of Registrant as Specified in Charter)


              Delaware                1-8086                  06-0853856
     (State or Other Jurisdiction   (Commission             (IRS Employer
         of Incorporation)          File Number)            Identification No.)


        Middlebury, Connecticut                            06762-1299
 (Address of Principal Executive Offices)                  (Zip Code)



        Registrant's telephone number, including area code (203) 574-1118



                                      N /A
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events

On September 26, 1997, General DataComm Industries, Inc. (the "Corporation") sold $25,000,000 principal amount of a new 7-3/4% Convertible Senior Subordinated Debenture issue due 2002 ("7-3/4% Debentures") to a group of qualified institutional buyers and institutional accredited investors. The proceeds will be used primarily to fund operating and investing activities including, but not limited to, the development and expansion of the Corporation's Asynchronous Transfer Mode (ATM) business.

The 7-3/4% Debentures can be converted at any time into Common Stock at a conversion price of $6.86 a share, or the equivalent of approximately 145.8 shares of Common Stock for each $1,000 principal amount of 7-3/4% Debentures. Such conversion price will be reset on each of March 30, 1998 and September 30, 1999 (each a "Reset Date") to the average closing price (as defined) of Common Stock for the ten previous trading days preceding a Reset Date plus the original premium thereof if lower than the initial conversion price, but in no event may the conversion price be reset at a price lower than 15% below the initial conversion price or be reset on the second Reset Date at a price higher than the conversion price set on the first Reset Date.

The 7-3/4% Debentures may not be redeemed at the option of the Company prior to September 30, 2000. The 7-3/4% Debentures are redeemable in whole or in part, at the option of the Company, at any time on or after September 30, 2000 at specified redemption prices plus accrued interest to the date of redemption, provided, however, that the 7-3/4% Debentures are not redeemable on and after September 30, 2000 and prior to September 30, 2001 unless the closing price of the Common Stock has equaled or exceeded 150% of the conversion price per share then in effect for at least 20 trading days within 30 consecutive trading days ending within five trading days before notice of redemption is mailed.

The 7-3/4% Debentures will be subordinated in right of payment to all existing and future senior indebtedness of the Corporation. During the 30-day period commencing September 30, 2000, each holder of the 7-3/4% Debentures shall have the right to require the Corporation to repurchase such 7-3/4% Debentures at a repurchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest. The Corporation may satisfy such repurchase obligations through the issuance of nonconvertible senior subordinated notes which are subordinated to the same extent and due on the same maturity date as the 7-3/4% Debentures and having substantially the same terms as the 7-3/4% Debentures, except such notes shall not be convertible and shall bear a rate of interest in order to have a market value of 100% of their principal amount on the date of repurchase, as determined by a nationally recognized investment banking firm chosen by the Corporation; provided that the interest rate shall not exceed 14% per annum. Reference is made to Exhibit 4 to this Report for all of the terms and conditions of the 7-3/4% Debentures.

The 7-3/4% Debentures were not registered under the Securities Act of 1933 and may not be offered or sold in the United States without registration unless pursuant to an applicable exemption from the registration requirements, such as Rule 144A on a sale to a qualified institutional buyer. The Corporation has agreed to file a registration statement, for the 7-3/4% Debentures and Common Stock into which the 7-3/4% Debentures are convertible,under the Securities Act of 1933, as amended, within ninety (90) days from the date of issuance. The Corporation was represented by Utendahl Capital Partners, L.P. as Placement Agent.

Item 7.  Financial Statements, Proforma Financial Information and Exhibits

          (c)  Exhibits.

              4.  Indenture dated as of September 26, 1997.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          General DataComm Industries, Inc.
                                                   (Registrant)


                                             By:/s/ William S. Lawrence
                                             --------------------------
                                               William S. Lawrence
                                               Senior Vice President and
                                               Principal Financial Officer



Dated:  October 8, 1997